                                                                   Exhibit 10.46





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                                 LOAN AGREEMENT


                                 BY AND BETWEEN


                              ESS TECHNOLOGY, INC.


                                       AND


                         U.S. BANK NATIONAL ASSOCIATION


                            DATED AS OF JULY 22, 2002




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


                                TABLE OF CONTENTS

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1.    DEFINITIONS AND CONSTRUCTION........................................................ 1

      1.1    Definitions.................................................................. 1
      1.2    Accounting Terms.............................................................11
      1.3    Construction.................................................................11
      1.4    Schedules and Exhibits.......................................................11

2.    LOAN AND TERMS OF PAYMENT...........................................................12

      2.1    Revolving Advances...........................................................12
      2.2    Letters of Credit............................................................12
      2.3    Interest Rates, Letter of Credit Fees, Payments, and Calculations............13
      2.4    Crediting Payments; Application of Collections...............................15
      2.5    Designated Account...........................................................16
      2.6    Maintenance of Loan Account; Statements of Obligations.......................16
      2.7    Fees.........................................................................16
      2.8    LIBOR Option.................................................................16
      2.9    Overadvances.................................................................18

3.    CONDITIONS; TERM OF AGREEMENT.......................................................18

      3.1    Conditions Precedent to the Initial Advance..................................18
      3.2    Conditions Precedent to all Advances.........................................19
      3.3    Term.........................................................................19
      3.4    Effect of Termination........................................................20
      3.5    Early Termination by Borrower................................................20

4.    NEGATIVE PLEDGE.....................................................................20

      4.1    Negative Pledge..............................................................20
      4.2    Delivery of Additional Documentation Required................................20
      4.3    Power of Attorney............................................................20

5.    REPRESENTATIONS AND WARRANTIES......................................................20

      5.1    No Encumbrances..............................................................20
      5.2    Location of Chief Executive Office; FEIN.....................................21
      5.3    Due Organization and Qualification; Subsidiaries.............................21
      5.4    Due Authorization; No Conflict...............................................21
      5.5    Litigation...................................................................22
      5.6    No Material Adverse Change...................................................22
      5.7    Solvency.....................................................................22
      5.8    Employee Benefits............................................................22
      5.9    Environmental Condition......................................................22
      5.10   Intellectual Property........................................................23
      5.11   Leases.......................................................................23
      5.12   Complete Disclosure..........................................................23


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      5.13   Indebtedness.................................................................23

6.    AFFIRMATIVE COVENANTS...............................................................23

      6.1    Accounting System............................................................23
      6.2    Financial Statements, Reports, Certificates..................................23
      6.3    Taxes........................................................................24
      6.4    Insurance....................................................................25
      6.5    No Setoffs or Counterclaims..................................................25
      6.6    Compliance with Laws.........................................................25
      6.7    Employee Benefits............................................................25
      6.8    Environmental................................................................26

7.    NEGATIVE COVENANTS..................................................................26

      7.1    Indebtedness.................................................................26
      7.2    Liens........................................................................27
      7.3    Restrictions on Fundamental Changes..........................................27
      7.4    Disposal of Assets...........................................................28
      7.5    Change Name..................................................................28
      7.6    Guarantee....................................................................28
      7.7    Nature of Business...........................................................28
      7.8    Prepayments and Amendments...................................................28
      7.9    Change of Control............................................................28
      7.10   Distributions................................................................29
      7.11   Accounting Methods...........................................................29
      7.12   Investments..................................................................29
      7.13   Transactions with Affiliates.................................................29
      7.14   Suspension...................................................................29
      7.15   Use of Proceeds..............................................................29
      7.16   Change in Location of Chief Executive Office.................................30
      7.17   No Prohibited Transactions Under ERISA.......................................30
      7.18   Financial Covenants..........................................................30
      7.19   Banking and Trade Finance Services...........................................31

8.    EVENTS OF DEFAULT...................................................................31

      8.1    Events of Default............................................................31
      8.2    No Advances During Cure Period...............................................33

9.    BANK'S RIGHTS AND REMEDIES..........................................................33

      9.1    Rights and Remedies..........................................................33
      9.2    Remedies Cumulative..........................................................34

10.   WAIVERS; INDEMNIFICATION...........................................................,34
      10.1   Demand; Protest; etc.........................................................34
      10.2   Indemnification..............................................................34

11.   NOTICES.............................................................................34


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12.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........................................35


13.   DESTRUCTION OF BORROWER'S DOCUMENTS.................................................36


14.   GENERAL PROVISIONS..................................................................36

      14.1   Effectiveness................................................................36
      14.2   Successors and Assigns.......................................................36
      14.3   Section Headings.............................................................36
      14.4   Interpretation...............................................................37
      14.5   Severability of Provisions...................................................37
      14.6   Amendments in Writing........................................................37
      14.7   Counterparts; Telefacsimile Execution........................................37
      14.8   Revival and Reinstatement of Obligations.....................................37
      14.9   Integration..................................................................38

SCHEDULES AND EXHIBITS

Schedule A-1           Authorized Persons
Schedule P-1           Permitted Liens
Schedule 5.3           Subsidiaries
Schedule 5.5           Litigation
Schedule 5.8           ERISA Benefit Plans
Schedule 5.13          Indebtedness

Exhibit C-1            Form of Compliance Certificate
Exhibit L-1            Form of LIBOR Notice

                                 LOAN AGREEMENT


        THIS LOAN AGREEMENT (this "Agreement"), is entered into as of July 22, 2002, between U.S. BANK NATIONAL ASSOCIATION ("Bank") with a place of business located at 550 South Hope Street, Suite 1950, Los Angeles, California 90071 and ESS TECHNOLOGY, INC., a California corporation ("Borrower"), with its chief executive office located at 48401 Fremont Boulevard, Fremont, California 94538.

        The parties agree as follows:

        1.     DEFINITIONS AND CONSTRUCTION.

               1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                      "Advances" has the meaning set forth in Section 2.1(a).

                       "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                       "Agreement" has the meaning set forth in the preamble hereto.

                       "Asset" means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, and whether tangible or intangible.

                       "Assignee" means any Eligible Assignee to which Bank has assigned all or a portion of its rights and obligations under this Agreement and the other Loan Documents.

                       "Authorized Person" means any officer or other employee of Borrower listed on Schedule A-1, as amended from time to time.

                      "Bank" has the meaning set forth in the preamble to this Agreement.

                       "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

                       "Bank Expenses" means all (a) costs or expenses required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Bank, (b) fees or charges paid or incurred by Bank in connection with the Bank's transactions with Borrower including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office or the copyright office), filing, recording, and publication, (c) costs and expenses incurred by Bank in the disbursement of funds to or for the account of Borrower (by wire transfer or otherwise), (d) reasonable costs and expenses paid or incurred by Bank to correct any default or enforce any provision of the Loan Documents, (e) reasonable costs and expenses of or any suit or other dispute paid or incurred by the Bank in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Bank's relationship with Borrower, (f) Bank's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (g) Bank's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought.

                       "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                       "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf thereof.

                       "Borrower" has the meaning set forth in the preamble to this Agreement.

                       "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                       "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 2 years from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 2 years from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than 2 years from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 2 years from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                       "Change of Control" means a majority of the members of the Board of Directors do not constitute Continuing Directors.

                       "Closing Date" means the date as of which all conditions precedent set forth in Section 3.1 have been satisfied.

                       "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Bank.

                       "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

                       "Current Assets" means, as of any date of determination, the aggregate amount of all current assets of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current assets.

                       "Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current liabilities.

                       "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                       "DDA" means any checking or other demand deposit account maintained by any Borrower including, without limitation, the Designated Account.

                       "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                       "Designated Account" means account number 153491950520 of Borrower maintained with Bank.

                       "Dollars or $" means United States dollars.

                       "EBITDAR" means, for a given period, net income, plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense and plus rent or lease expense for such period, as determined in accordance with GAAP.

                       "Eligible Assignee" means any financial institution that makes or purchases commercial loans in the ordinary course of business, provided that such financial institution has a combined capital and surplus of at least $100,000,000.

                       "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

                       "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC.
Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                       "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                       "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                       "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                       "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                       "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                       "Event of Default" has the meaning set forth in Section
8.

                       "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                       "Existing Lender" means United California Bank.

                       "FEIN" means Federal Employer Identification Number.

                       "Fixed Coverage Ratio" means, as of the end of the most recently concluded fiscal quarter of Borrower, (a) EBITDAR minus cash taxes, cash dividends and Unfunded Capital Expenditures for the previous four (4) rolling fiscal quarters divided by (b) the sum of all required principal payments (on short and long term debt and capital leases), interest and rental or lease expense over the last four (4) rolling fiscal quarters.

                       "Funding Losses" has the meaning set forth in Section 2.8(b)(ii).

                       "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                       "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                       "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                       "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                       "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of a Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                       "Indemnified Liabilities" has the meaning set forth in
Section 10.3.

                       "Indemnified Person" has the meaning set forth in Section 10.3.

                       "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                       "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                       "Interest Differential" has the meaning set forth in
Section 2.3(a).

                       "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2 3, 6 or 12 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2 3, 6 or 12 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

                       "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                       "Letter of Credit Disbursement" means a payment made by the Bank pursuant to a Letter of Credit.

                       "Letter of Credit" has the meaning set forth in Section 2.2.

                       "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by the Bank in connection with Letters of Credit.

                       "Leverage Ratio" means, as of the end of the most recently concluded fiscal quarter of Borrower, the ratio of (i) all liabilities (including Indebtedness) of Borrower, to (ii) the Tangible Net Worth as of the last day of such fiscal quarter.

                       "LIBOR Deadline" has the meaning set forth in Section 2.8(b)(i).

                       "LIBOR Notice" means a written notice in the form of Exhibit L-1.

                       "LIBOR Rate" has the meaning set forth in Section 2.3(a).

                       "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

                       "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes.

                       "Loan Account" has the meaning set forth in Section 2.6.

                       "Loan Documents" means this Agreement, the Revolver Note, and any other agreement entered into, now or in the future, between Bank and Borrower in connection with this Agreement.

                       "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Borrower, or (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Bank to enforce the Obligations.

                       "Maximum Revolving Amount" means $10,000,000.

                       "Money Markets" has the meaning set forth in Section 2.3(a).

                       "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                       "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, Bank Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Bank pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Bank Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                       "Overadvance" has the meaning set forth in Section 2.9.

                       "Participant" means any Person to which Bank has sold a participation interest in its rights under the Loan Documents.

                       "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                       "Permitted Liens" means (a) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (b) Liens set forth on Schedule P-1, (c) the interests of lessors under operating leases, (d) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (e) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (f) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (g) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (h) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (i) Liens on any property or assets acquired, or on the property or assets of any Person acquired, by Borrower after the date of this Agreement as permitted by
Section 7.12, provided that (1) such Liens existed prior to and will continue to exist at the time such property or assets of such Person are so required and,
(2) such Liens were not created in anticipation, contemplation or in connection with such acquisitions, (j) Liens securing Indebtedness which is permitted by
Section 7.1(e) provided that, in each case, such Lien (1) covers only those assets, the acquisition of which was financed by such permitted Indebtedness, and (2) secures only such permitted Indebtedness, and (k) other Liens, provided that the sum of (1) Indebtedness secured by such other Liens plus (2) Indebtedness allowed pursuant to Section 7.1(h), does not exceed $500,000 in the aggregate at any time.

                       "Permitted Protest" means the right of Borrower to protest any Lien, tax, or rental payment, provided that (a) an adequate reserve with respect to such obligation is established on the books of Borrower in accordance with GAAP, and (b) any such protest is instituted and diligently prosecuted by Borrower in good faith.

                       "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                       "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                       "Prime Rate" means the prime rate of interest announced from time to time by Bank.

                       "Prime Rate Loan" means any Advance (or any portion thereof) made or outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Prime Rate.

                       "Projections" means consolidated forecasted: (a) balance sheets of Borrower; (b) profit and loss statements of Borrower; and (c) cash flow statements of Borrower; in each case to be consistent with the historical financial statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

                       "Quick Ratio" means, as of the end of the most recently concluded fiscal quarter of Borrower, the ratio of (i) cash plus Cash Equivalents plus the "net" amount of the outstanding accounts receivable ("net" amount means the gross amount of each outstanding accounts receivable that is not more than 30 days past due, less all applicable discounts, allowances or credits), to (ii) the Current Liabilities of Borrower plus, without duplication, the amount of the outstanding Obligations, as of the last day of such fiscal quarter.

                       "Rate Contracts" means swap agreements (as that term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency rates.

                       "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                       "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                       "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                       "Reserve Percentage" means, on any day, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") by Bank, but so long as Bank is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                       "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                       "Revolver Note" means that certain Revolver Note, in the principal amount of $10,000,000, executed by Borrower to the order of Bank.

                      "SEC" means the Securities and Exchange Commission.

                       "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                       "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                       "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                       "Tangible Net Worth" means, as of any date of determination, the difference of (a) Borrower's total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of Borrower, and (ii) all amounts due to Borrower from Affiliates or employees of Borrower.

                       "Unfunded Capital Expenditures" means the sum of all purchases of capital assets exclusive of real property purchases less the sum of all new financing amounts received or assumed to acquire such capital assets for the period specified.

                       "Voidable Transfer" has the meaning set forth in Section 14.8.

               1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

               1.3 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been cured or waived in writing by Bank. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

               1.4 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

        2.     LOAN AND TERMS OF PAYMENT.

               2.1 REVOLVING ADVANCES.

                      (a) From the Closing Date to June 5, 2005, subject to the terms and conditions of this Agreement, Bank agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the Maximum Revolving Amount, less the amount of outstanding Advances, and less the amount of outstanding Letter of Credit Usage.

                      (b) Bank shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the amount of the outstanding Advances, plus the Letter of Credit Usage, to exceed the Maximum Revolver Amount.

                      (c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement and so long as no Default or Event of Default has occurred and is continuing, reborrowed at any time during the term of this Agreement.

               2.2 LETTERS OF CREDIT.

                      (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue Letters of Credit ("Letters of Credit") for the account of Borrower. Bank shall have no obligation to issue a Letter of Credit if any of the following would result:

                             (i) the sum of 100% of the aggregate amount of all
undrawn and unreimbursed Letters of Credit would exceed $5,000,000; or

                             (ii) the outstanding Advances, plus the sum of 100%
of the aggregate amount of all undrawn and unreimbursed Letters of Credit, would exceed the Maximum Revolving Amount.

                      (b) Each Letter of Credit shall have an expiry date no later than the earlier of (i) 180 days following the date of issuance, or (ii) October 5, 2005, and all such Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion. If Bank is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Bank and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under this Agreement.

                      (c) Borrower hereby agrees to indemnify, save, defend, and hold Bank harmless from any loss, cost, expense, or liability, including payments made by Bank, expenses, and reasonable attorneys fees incurred by Bank arising out of or in connection with any Letter of Credit, other than such losses, costs, expenses or liabilities arising solely as a result of the gross negligence or willful misconduct of Bank. Borrower agrees to be bound by Bank's standard regulations and operating procedures, including interpretations of any conditions for honoring draws, in connection with each Letter of Credit opened to or for Borrower's account, even though Bank's interpretation may be different from Borrower's own, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto unless such liability was caused solely by the gross negligence or willful misconduct of Bank.

                      (d) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Bank in an amount equal to 105% of the maximum amount of Bank's obligations under outstanding Letters of Credit, (ii) cause the issuance of a letter of credit for the benefit of Bank, in an amount equal to 105% of the maximum amount of Bank's obligations under outstanding Letters of Credit, issued by a financial institution acceptable to Bank in its reasonable discretion and containing conditions for making a draw acceptable to Bank in its reasonable discretion or
(iii) cause to be delivered to Bank releases of all of Bank's obligations under outstanding Letters of Credit.

                      (e) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any Governmental Authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by Bank with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                             (i) any reserve, deposit, or similar requirement is
or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                             (ii) there shall be imposed on Bank any other
condition regarding any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Bank of issuing, making, or maintaining any Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by Bank, then, and in any such case, Bank may, at any time prior to the termination of this Agreement and repayment of the Obligations, notify Borrower, and Borrower shall pay on demand such amounts as Bank may specify to be necessary to compensate Bank for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in
Section 2.3(a) or (c)(i), as applicable. The determination by Bank of any amount due pursuant to this Section 2.2(e), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. Bank agrees that Borrower will not be treated differently or singled out from its other similarly situated customers in determining whether amounts are due pursuant to this Section 2.2(e).

               2.3 INTEREST RATES, LETTER OF CREDIT FEES, PAYMENTS, AND CALCULATIONS.

                      (a) Interest Rate Options. Interest on all Advances, as well as all other monetary Obligations that have been charged to the Loan Account pursuant to the terms hereof, on the Daily Balance thereof, shall accrue at one of the following per annum rates selected by Borrower: (i) upon notice to the Bank, the Prime Rate, as and when such rate changes (a "Prime

Rate Loan"); or (ii) upon a minimum of two Business Days prior notice, one and one-half percentage (1.50) percentage points in excess of the 1, 2, 3, 6 or 12 month LIBOR rate, as quoted by Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two Business Days prior to commencement of the Advance to be subject to the LIBOR rate) (the "LIBOR Rate" and each Advance is a "LIBOR Rate Loan"). The term "Money Markets" refers to one or more wholesale funding markets available to Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds and others. If a LIBOR Rate Loan is prepaid, whether by Borrower or as a result of acceleration upon an Event of Default or otherwise, Borrower agrees to pay all of the Bank Expenses and Interest Differential (as determined by Bank) incurred as a result of such prepayment, with the determination by Bank of any amounts due, as set forth in a certificate setting forth the calculation thereof in reasonable detail, to be, in the absence of manifest or demonstrable error, final and conclusive and binding on all of the parties hereto. The term "Interest Differential" shall mean that sum equal to the greater of 0 or the financial loss incurred by Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the subject LIBOR Rate
Loan) had prepayment not occurred and the interest the Bank will actually earn (the interest actually earned on the LIBOR Rate Loan from the date such loan was made up to, but not including, the date prepaid, plus the amount the Bank will earn from like investments in the Money Markets as of the date of prepayment through the end of the applicable Interest Period for the LIBOR Rate Loan being prepaid) as a result of the redeployment of funds from the amount prepaid. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan shall be in an amount equal to the remaining entire principal balance of such LIBOR Rate Loan. In the event the Borrower does not timely select another interest rate option at least three Business Days before a LIBOR Rate Loan expires, such LIBOR Rate Loan shall renew for the same Interest Period as initially chosen, with the rate (before adding one and one-half (1.50) percentage points) to be determined two Business Days prior to renewal if a LIBOR Rate Loan. The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR rate option selected shall apply to a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof. For determining payment dates for LIBOR Rate Loans, the Business Day shall be the standard convention. In the event after the date of initial funding any Governmental Authority subjects Bank to any new or additional charge, fee, withholding or tax of any kind with respect to any loans hereunder or changes the method of taxation of such loans or changes the reserve or deposit requirements applicable to such loans, the Borrower shall pay to Bank, at any time prior to the termination of this Agreement and repayment of the Obligations, such additional amounts as will compensate Bank for such costs or lost income resulting therefrom as determined by Bank, in its reasonable discretion, with the determination by Bank of any amounts due, as set forth in a certificate setting forth the calculation thereof in reasonable detail, to be, in the absence of manifest or demonstrable error, final and conclusive and binding on all of the parties hereto, and with Bank agreeing that Borrower will not be treated differently or singled out from its other similarly situated customers in determining whether amounts are due.

                             (b) Letter of Credit Fee. Borrower shall pay Bank a
Letter of Credit fee as follows: (i) with respect to stand by Letters of Credit, a fee which shall accrue at a rate equal to 1.00% per annum times the Daily Balance of the undrawn amount of all outstanding stand by Letters of Credit, and (ii) with respect to commercial Letters of Credit, standard rates and fees charged by Bank in connection with the issuance and negotiation of commercial Letters of Credit.

                             (c) Default Rate. Upon the occurrence and during
the continuation of an Event of Default, (i) all Obligations, shall bear interest on the Daily Balance at a per annum rate equal to 3 percentage points above the Prime Rate.

                             (d) Payments. Borrower hereby authorizes Bank, at
its option, without prior notice to Borrower (but with prompt notice thereafter to Borrower), to charge interest, all Bank Expenses (as and when incurred), the letter of credit fees, the fees and charges provided for in Section 2.7 (as and when accrued or incurred), or any amounts due under the Loan Document to Borrower as an Advance under this Agreement, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                             (e) Computation. The Prime Rate as of the date of
this Agreement is 4.75% per annum. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Prime Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                             (f) Intent to Limit Charges to Maximum Lawful Rate.
In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Bank, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

               2.4 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any payments by Bank from Borrower shall be applied provisionally to reduce the Obligations outstanding under Section 2.1; provided, however, that any such payment shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds and is made to Bank in accordance with wiring instructions issued by Bank to Borrower or unless and until such payment is honored when presented for payment. Should any payment to Bank not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any payment shall be deemed received by Bank only if it is received into the Bank on a Business Day on or before (i) 11:00 a.m. California time for regular deposits and (ii) 9:30 a.m. California time for deposits covering overdrafts.

If any payment is received by Bank on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

               2.5 DESIGNATED ACCOUNT. Bank is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.2(b). Borrower agrees to establish and maintain the Designated Account for the purpose of receiving the proceeds of Advances requested by Borrower and made by Bank hereunder. Unless otherwise agreed by Bank and Borrower, any Advance requested by Borrower and made by Bank hereunder shall be credited to the Designated Account.

               2.6 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Bank shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances, including, accrued interest, Bank Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.4, the Loan Account will be credited with all payments received by Bank from Borrower or for Borrower's account. Bank shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Bank Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Bank unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Bank written objection thereto describing the error or errors contained in any such statements.

               2.7 FEES. Borrower shall pay to Bank the Bank's fees and expenses incurred as a result of entering into in this Agreement and the Loan Documents including, without limitation, attorneys fees and expenses incurred in connection therewith; provided, however, that such attorneys fees and expenses shall not exceed $20,000 through the Closing Date.

               2.8 LIBOR OPTION.

                      (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Prime Rate, Borrower shall have the option (the "LIBOR Option") to have interest on the Advances charged at the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of each calendar month during the term of each LIBOR Rate Loan,
(ii) the last day of the Interest Period applicable thereto, (iii) the occurrence of an Event of Default in consequence of which the Bank elects to accelerate the maturity of the Obligations, or (iv) June 5, 2005, with respect to the LIBOR Rate Loans or the termination of this Agreement pursuant to the terms hereof with respect to all then outstanding LIBOR Rate Loans. On the last day of each applicable Interest Period, unless Borrower properly has exercised a new LIBOR Option or conversion to a Prime Rate Loan with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall continue as another LIBOR Rate Loan for the same Interest Period as the LIBOR Rate Loan that just matured. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that the Advances bear interest at the LIBOR Rate and Bank shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Prime Rate Loans hereunder.

                      (b)    LIBOR Election.

                              (i) Borrower may, at any time and from time to
time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Bank prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for permitted Advances (so long as the Advances have not become due and payable, or will not become due and payable during the proposed Interest Period) shall be made by a LIBOR Notice received by Bank before the LIBOR Deadline, or by telephonic notice received by Bank before the LIBOR Deadline (to be confirmed by delivery to Bank of a LIBOR Notice received by Bank prior to 5:00 p.m. (California time) on the same day.

                              (ii) Each LIBOR Notice shall be irrevocable and
binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Bank harmless against any loss, cost, or expense incurred by Bank as a result of (a) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (b) the failure to borrow, convert, or continue any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Bank to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount from like investments in the Money Markets as of the date of such event through the end of the applicable Interest Period. A certificate of Bank delivered to Borrower setting forth any amount or amounts that Bank is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                              (iii) Borrower shall have not more than 5 LIBOR
Rate Loans in effect at any given time.

                      (c) Prepayments. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Bank harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

                      (d) Special Provisions Applicable to LIBOR Rate.

                             (i) The LIBOR Rate may be adjusted by Bank on a
prospective basis to take into account any additional or increased costs to Bank of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Bank shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Bank, Borrower may, by notice to Bank (y) require Bank to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause
(b)(ii) above).

                             (ii) In the event that any change in market
conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Bank, make it unlawful or impractical for Bank to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Bank shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Bank's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Prime Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Bank determines that it would no longer be unlawful or impractical to do so.

                      (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, Bank is not required to actually acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Bank had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

               2.9 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1 or Section 2.2 is greater than the Dollar limitations set forth in Section 2.1 or Section 2.2, as applicable (an "Overadvance"), then Borrower immediately shall pay to Bank, in cash, the amount of such excess. In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Bank as and when due and payable under the terms of this Agreement and the other Loan Documents.

        3. CONDITIONS; TERM OF AGREEMENT.

               3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of Bank to make the initial Advance is subject to the fulfillment, to the satisfaction of Bank and its counsel, of each of the following conditions on or before the Closing Date:

                      (a) the Closing Date shall occur on or before August 12, 2002;

                      (b) Bank shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                             (i) the Revolver Note; and

                             (ii) Documentation evidencing the termination by
Existing Lender of its Liens in and to the Assets of Borrower or an agreement satisfactory to Bank that such Liens will be terminated;

                      (c) Bank shall have received a certificate from the Secretary of Borrower attesting to the resolutions of its Board of Directors authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party and authorizing specific officers of Borrower to execute the same;

                      (d) Bank shall have received a copy of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                      (e) Bank shall have received a certificate of status from Borrower dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                      (f) Bank shall have received certificates of status from Borrower dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such applicable jurisdictions; and

                      (g) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Bank and its counsel.

               3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The following shall be conditions precedent to all Advances hereunder:

                      (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                      (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                      (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Bank, or any of their Affiliates.

               3.3 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Bank and shall continue in full force and effect for a term ending on June 5, 2005, unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Bank shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

               3.4 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder.

               3.5 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 5 days prior written notice to Bank, to terminate this Agreement by paying to Bank, in cash, outstanding Obligations, including, without limitation, any fees payable by Borrower as a result of the prepayment of any LIBOR Rate Loans.

        4. NEGATIVE PLEDGE.

               4.1 NEGATIVE PLEDGE. Borrower covenants and agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Obligations and all of Bank's obligations hereunder have been terminated, Borrower shall not create, incur, assume or suffer to exist, any Lien (including the lien of an attachment, judgment or execution) on any of its Assets, whether now owned or hereafter acquired, except Permitted Liens; or sign or file, under the Uniform Commercial Code as adopted in any jurisdiction, a financing statement which names Borrower as a debtor, except as to Permitted Liens, or sign, any security agreement authorizing any secured party thereunder to file such a financing statement, expect with respect to Permitted Liens.

               4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Bank, Borrower shall execute and deliver to Bank all other documents that Bank reasonably may request, in form satisfactory to Bank, in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

               4.3 INTENTIONALLY DELETED.

        5. REPRESENTATIONS AND WARRANTIES.

               In order to induce Bank to enter into this Agreement, Borrower makes the following representations and warranties which shall, except as specifically set forth below, be true, correct, and complete in all respects as of the date hereof, and shall, except as specifically set forth below, be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

        5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to its Assets, free and clear of Liens except for Permitted Liens.

        5.2 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 94-2928582.

        5.3 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                      (a) Borrower is duly organized and existing and in good standing under the laws of California and is qualified and licensed to do business in, and in good standing in, California and any other state where the failure to be so licensed or qualified reasonably could be expected to cause a Material Adverse Change.

                      (b) Set forth on Schedule 5.3, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               5.4 DUE AUTHORIZATION; NO CONFLICT.

                      (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                      (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                      (c) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                      (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               5.5 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on Schedule 5.5; and (c) matters arising after the date hereof that, if decided adversely to Borrower, would not cause a Material Adverse Change.

               5.6 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower that have been delivered by Borrower to Bank have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower since the date of the latest financial statements submitted to Bank on or before the Closing Date.

               5.7 SOLVENCY. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

               5.8 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.8. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

               5.9 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

               5.10 INTELLECTUAL PROPERTY. Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted.

               5.11 LEASES. Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Borrower and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrower exists under any of them.

               5.12 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Bank (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Bank will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

               5.13 INDEBTEDNESS. Set forth on Schedule 5.13 is a true and complete list of all Indebtedness of Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

        6.     AFFIRMATIVE COVENANTS.

               Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall do all of the following:

               6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP.

               6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Bank:
(a) within 15 days of filing, but in any event within 60 days after the end of each fiscal quarter of Borrower during each of Borrower's fiscal years, Borrower's 10Q SEC filing and company prepared financial statements (i.e. balance sheet, income statement, and statement of cash flow) of Borrower and its Subsidiaries, on a consolidated basis, for each such fiscal quarter; (b) within 15 days of filing, but in any event within 120 days after the end of each of Borrower's fiscal years, Borrower's 10K SEC filing and financial statements of Borrower and its Subsidiaries, on a consolidated basis, for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Bank and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP; (c) concurrent with the filing thereof, a copy of each of Borrower's 8K filings, if any; and (d) within 15 days of any Advances, company prepared Projections for the succeeding 4 fiscal quarters of Borrower. Such consolidated audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or is a Subsidiary of another company, then, in addition to the consolidated financial statements referred to above, Borrower agrees to deliver, within 15 days of Bank's request, financial statements for the most recently ended fiscal quarter and fiscal year end of Borrower, prepared on a consolidating basis so as to present Borrower and each such related entity separately.

                      Each quarter, together with the financial statements provided pursuant to Section 6.2(a), Borrower shall deliver to Bank a Compliance Certificate signed by its chief financial officer, or controller to the effect that: (i) all financial statements delivered or caused to be delivered to Bank hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) Borrower is in compliance at the end of such period with the applicable financial covenants contained in Section 7.18 (and demonstrating such compliance in reasonable detail), and (iv) on the date of delivery of such certificate to Bank there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                      Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Bank and to release to Bank whatever financial information concerning Borrower that Bank may reasonably request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Bank, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Bank any information they may have regarding Borrower's business affairs and financial conditions. With respect to "confidential information" (as defined in Section 14.9) to be provided to Bank, Bank agrees to abide by the confidentiality provisions of Section 14.9.

               6.3 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such payments or deposits.

               6.4 INSURANCE. At its expense, keep its Assets insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of its Assets, as well as insurance against larceny, embezzlement, and criminal misappropriation.

               6.5 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

               6.6 COMPLIANCE WITH LAWS Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

               6.7 EMPLOYEE BENEFITS.

                      (a) Deliver to Bank: (i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor,
(ii) promptly, and in any event within three Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                      (b) Cause to be delivered to Bank, upon Bank's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

               6.8 ENVIRONMENTAL. Keep any property either owned or operated by Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,
(b) comply, in all material respects, with Environmental Laws and provide to Bank documentation of such compliance which Bank reasonably requests, (c) promptly notify Bank of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Bank with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

        7.     NEGATIVE COVENANTS.

               Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not without the prior written consent of the Bank do any of the following:

               7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                      (a) Indebtedness evidenced by this Agreement;

                      (b) Indebtedness set forth on Schedule 5.13;

                      (c) Indebtedness secured by Permitted Liens;

                      (d) Indebtedness under Rate Contracts, provided that all such Rate Contracts are entered into in connection with bona fide hedging operations and not for speculation and, provided, further, that such Rate Contracts are obtained from Bank;

                      (e) Indebtedness under purchase money loans and Capital Leases incurred to finance the acquisition of real property, fixtures, or equipment provided that (i) such Indebtedness is incurred at the time of, or not later than ninety (90) day after, the acquisition of the property so financed and (ii) such Indebtedness does not exceed the purchase price of the property so financed, and (iii) to the extent that the sum of such Indebtedness and Indebtedness allowed pursuant to Section 7.6 does not exceed Four Million Dollars ($4,000,000) in the aggregate at any time.

                      (f) Indebtedness of Borrower to any of its Subsidiaries not to exceed $25,000,000 at any one time outstanding. Borrower agrees that the consolidated financial statements furnished to Bank pursuant to the terms of this Agreement, shall, pursuant to GAAP, exclude the amount of such Indebtedness of Borrower to any of its Subsidiaries;

                      (g) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) through (f), and (h) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Bank as those applicable to the refinanced Indebtedness; and

                      (h) Other unsecured Indebtedness, provided that the sum of
(1) such other unsecured Indebtedness plus (2) Indebtedness allowed pursuant to subsection (k) of the definition of Permitted Liens, does not exceed $500,000 in the aggregate at any time.

               7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(g) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

               7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or reincorporate in a different jurisdiction or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, except for the following:

                      (a) Borrower and any of Borrower's Subsidiaries may merge with each other, provided that (i) in any such merger involving Borrower, Borrower is the surviving corporation and (ii) no Default or Event of Default has occurred and is continuing on the date of, or will result after giving effect to, any such merger; and

                      (b) Borrower and any of Borrower's Subsidiaries may merge with any Person it acquires, provided that (i) in any such merger involving Borrower, Borrower is the surviving corporation, (ii) no Default or Event of Default has occurred and is continuing on the date of, or will result after giving effect to, any such merger, and (iii) such acquisition is otherwise in compliance with Section 7.12.

               7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's Assets (collectively, "Transfers"), except for the following:

                      (a) Transfers of Inventory to buyers in the ordinary course of Borrower's business as currently conducted;

                      (b) Transfers of surplus, damaged, worn or obsolete Assets in the ordinary course of Borrower's business as currently conducted.

               7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure (within the meaning of the Code), or identity, or add any new fictitious name, provided, that such actions will be allowed if: (a) Borrower provides Bank with ten (10) days prior written notice; (b) such actions do not result in a Material Adverse Change; and
(c) such actions do not result in a violation of the financial covenants set forth in Section 7.18.

               7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person (except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Bank) ("Guarantee Indebtedness"), provided, such Guarantee Indebtedness (whether matured or unmatured) will be permitted to the extent that the sum of such Guarantee Indebtedness and Indebtedness allowed pursuant to Section 7.1(e) does not exceed Four Million Dollars ($4,000,000) in the aggregate at any time.

               7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's business.

               7.8 PREPAYMENTS AND AMENDMENTS.

                      (a) Except in connection with a refinancing permitted by
Section 7.1(g), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

                      (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) through (h) if the result of any such actions would be to (i) increase the amount of such Indebtedness (including increasing interest rates), (ii) decrease the time frame for repayment of all or a portion of such Indebtedness, or (iii) increase the circumstances under which the Indebtedness may be accelerated.

               7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

               7.10 DISTRIBUTIONS. Make distributions, redemptions or declare and pay dividends, with the exception that so long as no Default or Event of Default has occurred and is continuing Borrower is allowed to expend up to $60,000,000 in the aggregate to repurchase its Stock during the term of this Agreement.

               7.11 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Bank information regarding Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that upon the occurrence and during the continuation of a Default or Event of Default Bank may contact directly any such accounting firm or service bureau in order to obtain such information.

               7.12 INVESTMENTS. Except for investments in Cash Equivalents and except as provided hereinbelow, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person. Notwithstanding anything to the contrary contained in the foregoing, so long as no Default or Event of Default has occurred and is continuing, Borrower will be allowed to acquire other entities provided all of the following criteria are met: (i) Borrower must be the surviving entity; (ii) the acquired entity must be engaged in a similar line of business as Borrower; (iii) after giving effect to such acquisition including, without limitation, proforma covenant compliance as of the most recently ended reporting period, no Default or Event of Default would occur; (iv) the acquired entity(ies) must provide Bank with a continuing guaranty as Bank may require, with the form and substance of such documentation to be acceptable to Bank in its sole and absolute discretion; (v) such acquisition must not be the result of a hostile takeover; (vi) the aggregate cash consideration paid by Borrower in connection with such acquisitions, whether in a single transaction or a series of transactions shall not exceed $40,000,000 during the term of this Agreement.

               7.13 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Bank, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

               7.14 SUSPENSION. Suspend or go out of a substantial portion of its business.

               7.15 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than (i) on the Closing Date, (y) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

               7.16 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Bank.

               7.17 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                      (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                      (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                      (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                      (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                      (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                      (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                      (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                      (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA.

               7.18 FINANCIAL COVENANTS. Fail to maintain on a consolidated basis with its Subsidiaries: (a) Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio of not less than 1.50:1.0, measured on a fiscal quarter-end basis;

                      (b) Quick Ratio. A Quick Ratio of not less than of 1.50:1.0, measured on a fiscal quarter-end basis;

                      (c) Leverage Ratio. A Leverage Ratio of not more than 1.00:1.00, measured on a fiscal quarter-end basis;

                      (d) Tangible Net Worth. Tangible Net Worth of at least $175,000,000, measured on a fiscal quarter-end basis;

                      (e) Liquidity. Unencumbered Cash and Cash Equivalents of not less than $10,000,000, measured on a fiscal quarter-end basis; and

                      (f) Out of Debt Requirement. For a period of 30 consecutive days during each consecutive 12 month period commencing on the Closing Date, there shall be no outstanding Obligations, other than contingent or non-monetary Obligations or Obligations with respect to issued and outstanding Letters of Credit.

               7.19 BANKING AND TRADE FINANCE SERVICES. Borrower fails to utilize Bank as its primary provider of: (a) banking services including, without limitation, as its provider of DDAs, or, (b) trade finance services including, without limitation, as its provider of Letters of Credit. Borrower acknowledges that the providing of such services to Borrower is a material inducement to Bank to provide the financial accommodations evidenced by this Agreement.

        8. EVENTS OF DEFAULT.

               8.1 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this
Agreement: (a) If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Bank, or other amounts constituting Obligations) except, that with respect to Bank Expenses, Borrower will have ten calendar (10) days from the date such expenses are due to reimburse Bank for same;

                      (b) If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and such default shall have continued for a period of thirty (30) calendar days after the occurrence thereof; provided, there shall be no grace period for Borrower's failure to perform, keep or observe any of the terms, provisions, conditions, covenants, or agreements contained in Section 2,
Section 4.1, and Section 7.

                      (c) If there is a Material Adverse Change;

                      (d) If any material portion of Borrower's Assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and all of such Assets of Borrower are not released from such attachment, seizure, writ, warrant, levy or possession within thirty (30) days from the date thereof;

                      (e) If an Insolvency Proceeding is commenced by Borrower;

                      (f) If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Bank shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

                      (g) If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such injunction, restraint or order is not dismissed within 10 days from the date first issued;

                      (h) If a notice of Lien, levy, or assessment is filed of record with respect to any "material" (as defined below) portion of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof and such Lien is not discharged within thirty (30) days following the creation of such Lien. For purposes of this paragraph, "material" portion shall mean, a portion of Borrower's properties or assets having a value of $500,000 or more, whether such property becomes subject to such actions as a result of singe or multiple occurrences of such actions;

                      (i) If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets and such Lien is not discharged within thirty (30) days following the creation of such Lien;

                      (j) If there is a default in any "material" (as defined below) agreement(s), as the case may be, to which Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder. For purposes of this paragraph, "material" agreement(s) shall mean, as the case may be, an agreement or agreements which individually or in the aggregate total $1,000,000 or more of outstanding obligations;

                      (k) If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                      (l) If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, Record, or report made to Bank by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

                      (m) If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding; or

                      (n) If (a) Fred S.L. Chan, or (b) Fred S.L. Chan and Robert L. Blair, fail(s) to maintain his/their respective managerial position(s) with Borrower or cease(s) to be actively engaged in the day-to-day management of Borrower. Borrower represents that, as of the Closing Date, Fred S.L. Chan is its Chairman and Robert L. Blair is its President and Chief Executive Officer.

               8.2 NO ADVANCES DURING CURE PERIOD. Upon the occurrence of any of the events described in Sections 8.1(d), (f), (g), (h), and (i), Bank shall have the right to discontinue making any Advances during the cure period set forth in each of those Sections.

        9. BANK'S RIGHTS AND REMEDIES.

               9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                      (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                      (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Bank;

                      (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Bank, but without affecting the Obligations;

                      (d) Without notice to Borrower (such notice being expressly waived), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank; and

                      (e) Hold, as cash collateral, any and all balances and deposits of Borrower held by Bank, to secure the full and final repayment of all of the Obligations.

               9.2 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

        10.    WAIVERS; INDEMNIFICATION.

               10.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

               10.2 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold Bank, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 10.2 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

        11.    NOTICES.

               Unless otherwise specifically provided herein, all notices and service of any process shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given:
(a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if confirmed and if transmitted on a Business Day before 4:00 p.m. (Los Angeles time) or, if not, on the next succeeding Business Day;
(c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed:

               If to Borrower:     ESS TECHNOLOGY, INC.
                                   48401 Fremont Boulevard,
                                   Fremont, California  94538
                                   Attn:  Robert L. Blair,
                                   President and Chief Executive Officer
                                   Fax No.  510.492.1089


               with copies to:     Orrick, Herrington & Sutcliffe
                                   1020 Marsh Rd.
                                   Menlo Park, CA 94025
                                   Attn: Peter Cohn, Esq.
                                   Fax No. 650.614.7401

               If to Bank:         U.S. BANK NATIONAL ASSOCIATION
                                   15910 Ventura Boulevard
                                   Encino, California  91436
                                   Attn:  Karen Brown, Senior Vice President and
                                          John C. Stipanov, Vice President
                                   Fax No.  818.789.3041
               with copies to:     BUCHALTER, NEMER, FIELDS & YOUNGER
                                   601 South Figueroa Street
                                   Suite 2400
                                   Los Angeles, California 90017
                                   Attn:  William Schoenholz, Esq.
                                   Fax No.  213.896.0400

               The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        12.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

               THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF BANK, IN ANY OTHER COURT IN WHICH BANK SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND BANK WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12. BORROWER AND BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND BANK REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        13.    DESTRUCTION OF BORROWER'S DOCUMENTS.

               All documents, schedules, invoices, agings, or other papers delivered to Bank may be destroyed or otherwise disposed of by Bank four months after they are delivered to or received by Bank, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

        14.    GENERAL PROVISIONS.

               14.1. EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Bank.



               14.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower from its Obligations. Bank may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Bank reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection with any such assignment or participation, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business provided that such prospective Assignee or Participant agrees to be bound by the confidentiality provisions set forth in Section 14.9. To the extent that Bank assigns its rights and obligations hereunder to a third Person, Bank thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

               14.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

               14.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

               14.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               14.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Bank and Borrower.

               14.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this

Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

               14.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Bank of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Bank is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Bank is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Bank related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

               14.9 CONFIDENTIALITY. Bank shall not disclose to any Person any information marked as confidential relating to Borrower, any guarantor or any of Borrower's Subsidiaries which is furnished pursuant to this Agreement or under the other Loan Documents, except that Bank may disclose any such information:
(a) to its own directors, officers, employees auditors, counsel and other advisors and to its Affiliates; (b) which is otherwise available to the public;
(c) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over Bank;
(d) if required in response to any summons or subpoena; (e) in connection with any enforcement by Bank of its rights under this Agreement or the other Loan Documents or any litigation among the parties relating to the Loan Documents or the transactions contemplated thereby; (f) to comply with any legal requirement applicable to Bank; (g) to any Assignee or Participant or any prospective Assignee or Participant, provided that such Assignee or Participant or prospective Assignee or Participant agrees to be bound by this Section 14.9; or
(h) otherwise with the prior consent of Borrower; provided, however, that (i) if Bank is served with any summons or subpoena demanding the disclosure of any such information, Bank shall use reasonable efforts to notify Borrower promptly of such summons or subpoena if not prohibited by any legal requirement applicable to Bank, and (ii) any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any guarantor under this Agreement and the other Loan Documents.

               14.10 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be delivered at Los Angeles, California, and executed as of the day and year first written above.

                                        ESS TECHNOLOGY, INC.,
                                        a California corporation


                                        By   /s/ JAMES B. BOYD
                                           -------------------------------------

                                        Title:   C.E.O.
                                              ----------------------------------

                                        Date:  August 12, 2002
                                             -----------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By   /s/ JOHN C. STIPANOV
                                           -------------------------------------

                                        Title:   Vice President
                                              ----------------------------------

                                        Date:  August 14, 2002
                                             -----------------------------------

                               AUTHORIZED PERSONS
                          (Loan Agreement Section 1.1)





                                 [SEE ATTACHED]










                                  Schedule A-1

                                 PERMITTED LIENS
                          (Loan Agreement Section 1.1)





                                 [SEE ATTACHED]










                                  Schedule P-1

                                  SUBSIDIARIES
                          (Loan Agreement Section 5.3)





                                 [SEE ATTACHED]










                                  Schedule 5-3

                                   LITIGATION
                          (Loan Agreement Section 5.5)





                                 [SEE ATTACHED]










                                  Schedule 5-5

                               ERISA BENEFIT PLANS
                          (Loan Agreement Section 5.8)





                                 [SEE ATTACHED]









                                  Schedule 5-8

                                  INDEBTEDNESS
                          (Loan Agreement Section 5.13)





                                     [NONE]










                                 Schedule 5-13

                       COMPLIANCE CERTIFICATE SAMPLE COPY
                          (Loan Agreement Section 6.2)




Date _______________, 200_




U.S. BANK NATIONAL ASSOCIATION
15910 Ventura Boulevard
Encino, California 91436
Attention:  Karen Brown and John Stipanov


        RE: Loan Agreement, dated as of July __, 2002 (the "Agreement") by and between U.S. BANK NATIONAL ASSOCIATION ("Bank") and ESS TECHNOLOGY, INC., a California corporation ("Borrower")



Dear _______________:

        In accordance with Section 6.2 of the Agreement, this letter shall serve as certification to Bank that to the best of my knowledge: (i) all financial statements have been prepared in accordance with GAAP and fairly represent the financial condition of Borrower, (ii) the representations and warranties of Borrower set forth in the Agreement and other Loan Documents are true and correct in all material respects on and as of the date of this certification,
(iii) as demonstrated on Exhibit 1 attached hereto, Borrower is in compliance with each of its financial covenants set forth in Section 7.18 of the Agreement as of the date of this certification, and (iv) there does not exist any condition or event that constitutes a Default or Event of Default. Such certification is made as of the fiscal month ending ______________, 200___.

                                        Sincerely,



                                        Chief Financial Officer





                                  Exhibit C-1

                              FORM OF LIBOR NOTICE
                          (Loan Agreement Section 2.8)




Date _______________, 200_




U.S. BANK NATIONAL ASSOCIATION
15910 Ventura Boulevard
Encino, California 91436
Attention:  Karen Brown and John Stipanov


        RE: Loan Agreement, dated as of July 22, 2002 (the "Agreement") by and between U.S. BANK NATIONAL ASSOCIATION ("Bank") and ESS TECHNOLOGY, INC., a California corporation ("Borrower"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.



Dear _______________:

        This LIBOR Notice represents Borrower's request to elect the LIBOR Option with respect to Advances in the amount of $_________________ (the "LIBOR Rate Loan"), and is written confirmation of telephonic notice of such election given to Lender.

        Such LIBOR Rate Advance will have an Interest Period of [1, 2, 3, 6 or 12] month[s] commencing on __________________.

        This LIBOR Notice further confirms Borrower's acceptance, for purposes of determining the rate of interest based upon the LIBOR Rate under the Loan Agreement, of the LIBOR Rate as determined pursuant to the Loan Agreement.


                                  Exhibit L-1

                                  REVOLVER NOTE


$10,000,000.00                                                       Dated as of
                                                                   July 22, 2002


        1. INDEBTEDNESS. FOR VALUE RECEIVED, the undersigned, ESS TECHNOLOGY, INC., a California corporation (hereinafter referred to as "Maker"), promises to pay to U.S. BANK NATIONAL ASSOCIATION ("Bank"), or order, at 15910 Ventura Boulevard, Encino, California 91436 or at such other place as may be designated in writing by the holder of this Revolver Note (hereinafter referred to as this "Note"), the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00), or so much thereof as is actually outstanding, together with interest accrued thereon. This Note is the Revolver Note issued, and evidences Advances made by Bank to Maker, pursuant to Section 2.1 of that certain Loan Agreement, of even date herewith, among Maker and Bank, as amended from time to time (the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

        2. INTEREST. Commencing on the date hereof, the principal balance of this Note shall bear interest at the applicable rate set forth, and in accordance with the provisions contained, in Section 2.3 of the Loan Agreement. Interest hereunder shall be calculated based on a year of three hundred sixty
(360) days for the actual days elapsed. Interest shall be paid monthly on the first day of each month, commencing with August 1, 2002.

        3. PRINCIPAL PAYMENT. So long as no Event of Default has occurred and is continuing, Maker may borrow, repay and reborrow Advances pursuant to the terms of the Loan Agreement and this Note. Unless earlier accelerated pursuant to the terms of the Loan Agreement and this Note, the entire outstanding principal amount under this Note, together with accrued and unpaid interest, late charges and other fees hereunder shall be due and payable in accordance with the terms and conditions set forth in the Loan Agreement.

        4. PREPAYMENT. Subject to Section 3.5 of the Loan Agreement, Maker may prepay all or part of the principal balance due under this Note, without premium or penalty. With each prepayment Maker shall also pay the interest accrued on the principal amount being prepaid to the date of such prepayment.

        5. COMPOUND INTEREST; APPLICATION. Interest not paid when due may be added to the unpaid principal balance hereof and shall thereafter bear interest at the same rate as principal. All payments hereunder are to be applied first to any collection costs, then to the payment of accrued interest and the balance remaining applied to the payment of principal. All principal and interest due hereunder is payable in lawful money of the United States of America.

        6. WAIVERS. Maker, for itself, its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consents that Bank may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby. To the fullest extent



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

permitted by law, Maker waives the statute of limitations in any action brought by Bank in connection with this Note.

        7. ACCELERATION. IT IS EXPRESSLY AGREED THAT IF MAKER FAILS TO PAY ANY PAYMENT OF PRINCIPAL OR INTEREST ON THE DATE WHEN DUE HEREUNDER, OR UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT UNDER THE TERMS OR CONDITIONS OF THE LOAN AGREEMENT, THEN THE UNPAID PRINCIPAL BALANCE OF THIS NOTE, TOGETHER WITH INTEREST ACCRUED THEREON, SHALL THEREUPON BE IMMEDIATELY DUE AND PAYABLE AT THE OPTION OF THE HOLDER HEREOF, WITHOUT PRESENTMENT, DEMAND, PROTEST OR NOTICE OF PROTEST OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED.

        8. ATTORNEYS' FEES AND CHOICE OF LAW. In the event it should become necessary to employ counsel to collect this Note, Maker agrees to pay Bank Expenses, whether or not suit is brought. This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the laws of the State of California.

        9. SALE; PARTICIPATION. Bank reserves the right to sell, assign, transfer, negotiate, or grant participation interests in all or any part of, or any interest in Bank's rights and benefits hereunder; provided, however, that the sale of a participation interest is subject to the provisions of Section
14.2 of the Loan Agreement.

        10. MODIFICATION. This Note may not be changed, modified, amended or terminated orally.



                  [Remainder of page intentionally left blank.]

        11. WAIVER OF JURY TRIAL. MAKER AND BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

                                        "MAKER"

                                        ESS TECHNOLOGY, INC.,
                                        a California corporation


                                        By:  /s/ JAMES B. BOYD
                                           -------------------------------------

                                        Name:   James B. Boyd
                                             -----------------------------------

                                        Title:  C.E.O.
                                              ----------------------------------

                                        Date:  August 12, 2002
                                             -----------------------------------

        U.S. BANK NATIONAL ASSOCIATION hereby accepts this Note and agrees to the provisions contained in Section 8, 9, 10 and 11 of this Note.

                                        "BANK"

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By:  /s/ JOHN C. STIPANOV
                                           -------------------------------------

                                        Name:   John C. Stipanov
                                             -----------------------------------

                                        Title:  Vice President
                                              ----------------------------------

                                        Date:  August 14, 2002
                                             -----------------------------------



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